                                                                     Exhibit 4.1


                                                                DRAFT OF 1/27/98
                                                    FOR DISCUSSION PURPOSES ONLY

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                                DEPOSIT AGREEMENT

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                                  by and among

                              CONSORCIO ECUATORIANO

                       DE TELECOMUNICACIONES S.A. CONECEL

                                       AND

                              BANKERS TRUST COMPANY

                                  As Depositary

                                       AND

           HOLDERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY SHARES EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

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                           Dated as of ________, 1998

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



                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS...............................................................................1

   SECTION 1.01. Affiliate..........................................................................1

   SECTION 1.02. American Depositary Receipt(s) and Receipt(s)......................................1

   SECTION 1.03. American Depositary Share(s) and ADS(s)............................................2

   SECTION 1.04. ADS Record Date....................................................................2

   SECTION 1.05. Beneficial Owner...................................................................2

   SECTION 1.06. Business Day.......................................................................2

   SECTION 1.07. Commission.........................................................................2

   SECTION 1.08. Company............................................................................2

   SECTION 1.09. Corporate Trust Office.............................................................2

   SECTION 1.10. Custodian .........................................................................2

   SECTION 1.11. Deposit Agreement..................................................................2

   SECTION 1.12. Depositary.........................................................................2

   SECTION 1.13. Deposited Securities...............................................................3

   SECTION 1.14. Dollars; $; and Sucres.............................................................3

   SECTION 1.15. Foreign Registrar..................................................................3

   SECTION 1.16. Holder ............................................................................3

   SECTION 1.17. Pre-Release........................................................................3

   SECTION 1.18. Registrar .........................................................................3

   SECTION 1.19. Restricted Securities..............................................................3

   SECTION 1.20. Securities Act.....................................................................3

   SECTION 1.21. Securities Exchange Act............................................................3

   SECTION 1.22. Shares ............................................................................3

   SECTION 1.23. Trust Agreement....................................................................4

   SECTION 1.24. Trustee ...........................................................................4


ARTICLE 2 APPOINTMENT OF DEPOSITARY, FORM OF RECEIPTS, DEPOSIT OF SHARES,
            EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS .............................4

   SECTION 2.01. Appointment of Depositary..........................................................4

   SECTION 2.02. Form and Transferability of Receipts...............................................4

   SECTION 2.03. Deposit of Shares..................................................................5

   SECTION 2.04. Execution and Delivery of Receipts.................................................6

   SECTION 2.05. Transfer of Receipts; Combination and Split-up of Receipts.........................7

   SECTION 2.06. Surrender of Receipts and Withdrawal of Deposited Securities.......................7

   SECTION 2.07. Limitations on Execution and Delivery, Transfer and Surrender of Receipts..........8

   SECTION 2.08. Lost Receipts, etc.................................................................9

   SECTION 2.09. Cancellation and Destruction of Surrendered Receipts...............................9

   SECTION 2.10. Pre-Release of Receipts...........................................................10

   SECTION 2.11. Maintenance of Records............................................................10

ARTICLE 3 CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL OWNERS OF RECEIPTS.........................11

   SECTION 3.01. Filing Proofs, Certificates and Other Information.................................11

   SECTION 3.02. Liability of Holders or Beneficial Owners for Taxes...............................11

   SECTION 3.03. Representations and Warranties on Deposit of Shares...............................12

   SECTION 3.04. Disclosure of Interests...........................................................12

ARTICLE 4 THE DEPOSITED SECURITIES.................................................................13

   SECTION 4.01. Cash Distributions................................................................13

   SECTION 4.02. Distributions Other Than Cash, Shares or Rights...................................13

   SECTION 4.03. Distributions in Shares...........................................................14

   SECTION 4.04. Rights ...........................................................................14

   SECTION 4.05. Conversion of Foreign Currency....................................................16

   SECTION 4.06. Fixing of ADS Record Date.........................................................17

   SECTION 4.07. Voting of Deposited Securities....................................................17

   SECTION 4.08. Changes Affecting Deposited Securities............................................18

   SECTION 4.09. Available Information.............................................................18

   SECTION 4.10. Reports ..........................................................................18



   SECTION 4.11. Lists of Holders..................................................................19

   SECTION 4.12. Withholding.......................................................................19

   SECTION 4.13. Taxation..........................................................................19

ARTICLE 5  THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY..........................................20

   SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary........................20

   SECTION 5.02. Prevention or Delay in Performance by the Depositary or the Company...............20

   SECTION 5.03. Obligations of the Depositary and the Company.....................................21

   SECTION 5.04. Resignation and Removal of the Depositary.........................................22

   SECTION 5.05. Custodians........................................................................22

   SECTION 5.06. Notices and Reports...............................................................23

   SECTION 5.07. Issuance of Additional Shares, ADSs etc...........................................23

   SECTION 5.08. Indemnification; Reimbursement....................................................24

   SECTION 5.09. Charges of Depositary.............................................................25

   SECTION 5.10. Retention of Depositary Documents.................................................26

   SECTION 5.11. Exclusivity.......................................................................26

   SECTION 5.12. List of Restricted Securities Holders.............................................26

   SECTION 5.13. The Trust Agreement...............................................................26

ARTICLE 6 AMENDMENT AND TERMINATION................................................................27

   SECTION 6.01. Amendment.........................................................................27

   SECTION 6.02. Termination.......................................................................27

ARTICLE 7 MISCELLANEOUS............................................................................28

   SECTION 7.01. Counterparts......................................................................28

   SECTION 7.02. No Third Party Beneficiaries......................................................28

   SECTION 7.03. Severability......................................................................29

   SECTION 7.04. Holders and Beneficial Owners as Parties; Binding Effect..........................29

   SECTION 7.05. Notices...........................................................................29

   SECTION 7.06. Governing Law.....................................................................29

   SECTION 7.07. Assignment........................................................................30

   SECTION 7.08. Compliance with U.S. Securities Laws..............................................31

   SECTION 7.09. Titles ...........................................................................31

EXHIBIT A    FORM OF AMERICAN DEPOSITARY RECEIPT....................................................1




                                DEPOSIT AGREEMENT

                  THIS DEPOSIT AGREEMENT is made as of _______________, 1998, by and among CONSORCIO ECUATORIANO DE TELECOMUNICACIONES S.A. CONECEL, a company incorporated under the laws of the Republic of Ecuador (the "Company"), BANKERS TRUST COMPANY, a bank organized under the laws of the State of New York, United States of America, and all Holders and Beneficial Owners from time to time of American Depositary Shares (as herein defined) evidenced by Receipts (as defined herein) issued hereunder.

                          W I T N E S S E T H   T H A T:
                          ------------------------------

                  WHEREAS, the Company desires to provide for (i) the deposits of Shares (as hereinafter defined) from time to time with the Depositary or the Custodian (as defined herein), as agent of the Depositary, for the purposes set forth in the Deposit Agreement and (ii) the execution and delivery of Receipts evidencing the American Depositary Shares representing the Shares so deposited; and

                  WHEREAS, the American Depositary Shares to be issued pursuant to the terms of this Deposit Agreement are to be listed on The New York Stock Exchange, Inc.; and

                  WHEREAS, the Board of Directors of the Company (or an authorized committee thereof) has duly approved the establishment of an American Depositary Receipts facility upon the terms set forth in this Deposit Agreement, the execution and delivery of the Deposit Agreement on behalf of the Company, and the actions of the Company and the transactions contemplated therein.

                  NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit
Agreement:

                  SECTION 1.01. "AFFILIATE" means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another entity.

                  SECTION 1.02. "AMERICAN DEPOSITARY RECEIPT(S)" AND "RECEIPT(S)" mean the American Depositary Receipt(s) issued hereunder substantially in the form of Exhibit A hereto and evidencing American Depositary Shares, as such American Depositary Receipts may be amended from time to time. A Receipt may represent any number of American Depositary Shares.

                  SECTION 1.03. "AMERICAN DEPOSITARY SHARE(S)" and "ADS(S)" mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent the right to receive one (1) Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter the American Depositary Shares shall evidence the right to receive the amount of Shares or Deposited Securities specified in such Sections.

                  SECTION 1.04. "ADS RECORD DATE" has the meaning set forth in
Section 4.06.

                  SECTION 1.05. "BENEFICIAL OWNER" means each person owning from time to time a beneficial interest in the American Depositary Shares evidenced by any Receipt. A Beneficial Owner may or may not be the Holder of the Receipt evidencing such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the Receipt(s) evidencing the ADSs owned by such Beneficial Owner.

                  SECTION 1.06. "BUSINESS DAY" means any day on which both banks in New York, New York and banks in Ecuador are not required or authorized by law to close.

                  SECTION 1.07. "COMMISSION" means the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

                  SECTION 1.08. "COMPANY" means Consorcio Ecuatoriano de Telecomunicaciones S.A. CONECEL, a company incorporated under the laws of the Republic of Ecuador, having its principal executive office at Amazonas 6017 y Rio Coca, Quito, Ecuador, and its successors.

                  SECTION 1.09. "CORPORATE TRUST OFFICE" means the office of the Depositary at which its Depositary Receipts business shall be principally administered, which at the date of this Deposit Agreement is 4 Albany Street, New York, New York 10006.

                  SECTION 1.10. "CUSTODIAN" means Banco La Previsora S.A., as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, and shall also mean (as the context shall require) all of them collectively.

                  SECTION 1.11. "DEPOSIT AGREEMENT" means this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

                  SECTION 1.12. "DEPOSITARY" means Bankers Trust Company, a New York banking corporation, and any successor as depositary hereunder.

                  SECTION 1.13. "DEPOSITED SECURITIES" as of any time mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05. The collateral delivered in connection with Pre-Release transactions described in Section 2.10 hereof shall not constitute Deposited Securities.

                  SECTION 1.14 "DOLLARS"; "$"; and "SUCRES" The terms "Dollars" and "$" shall mean the lawful currency of the United States. The term "Sucres" shall mean the lawful currency of the Republic of Ecuador.

                  SECTION 1.15. "FOREIGN REGISTRAR" means the Company or any other entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of the Shares.

                  SECTION 1.16 "HOLDER" means the person in whose name a Receipt is registered on the books of the Depositary (or the Registrar (as hereinafter defined), if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADSs evidenced by the Receipt registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of such ADSs.

                  SECTION 1.17 "PRE-RELEASE" has the meaning set forth in
Section 2.10 hereof.

                  SECTION 1.18. "REGISTRAR" means the Depositary, or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided.

                  SECTION 1.19. "RESTRICTED SECURITIES" mean American Depositary Shares, Shares, Receipts or Deposited Securities which are "restricted securities" as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, or which are held by an officer, director (or persons performing similar functions) or other Affiliate of the Company or which are subject to restrictions on sale or deposit under the laws of the United States (including without limitation the Securities Act) or Ecuador or under a shareholder agreement or the Bylaws of the Company.

                  SECTION 1.20. "SECURITIES ACT" means the United States Securities Act of 1933, as from time to time amended.

                  SECTION 1.21. "SECURITIES EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as from time to time amended.

                  SECTION 1.22. "SHARES" means the Shares of the Company's Class B Common Stock, par value 1,000 Sucres per share, validly issued and outstanding and fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares or evidence of the right to receive such Shares. If there shall occur any change in the nominal or par value, split-up, consolidation or any other reclassification of the Shares or, upon the occurrence of any event described in Section 4.08, an exchange or conversion in respect of the Shares, the term "Shares" shall, subject to applicable law, mean the resulting securities.

                  SECTION 1.23. "TRUST AGREEMENT" means that certain Trust Agreement entered into under the terms of Section 5.13 of this Deposit Agreement, between the Trustee and the Depositary as Principal, in favor of certain Holders and Beneficial Owners of Deposited Securities from time to time, as such Trust Agreement may be extended from time to time.

                  SECTION 1.24. "TRUSTEE" means a corporation organized under the laws of The Republic of Ecuador, appointed as Trustee under the Trust Agreement.

                                   ARTICLE 2

         APPOINTMENT OF DEPOSITARY, FORM OF RECEIPTS, DEPOSIT OF SHARES,
           EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

                  SECTION 2.01. APPOINTMENT OF DEPOSITARY. The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).

                  SECTION 2.02. FORM AND TRANSFERABILITY OF RECEIPTS. Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; PROVIDED, HOWEVER, that, if a Registrar for the Receipts shall have been appointed, such Receipts shall be countersigned by the manual signature of a duly authorized officer of the Registrar. Such signature of any Receipt by manual signature shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts. The Receipts issued hereunder shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not receipts issued hereunder.

                  The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in order for the Depositary to perform its duties under this Deposit Agreement, or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which the ADSs issued hereunder may be listed or to conform with any usage with respect thereto or required by any book-entry system by which ADSs issued hereunder may be transferred, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

                  Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York (subject to satisfying the requirements of this Deposit Agreement); PROVIDED, HOWEVER, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute Holder thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes. Neither the Company nor the Depositary shall have any obligation under the terms hereof to any beneficial owner or holder of any Receipt issued pursuant to the Deposit Agreement unless such person is registered as the Holder thereof.

                  SECTION 2.03. DEPOSIT OF SHARES. Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares may be deposited by physical (and if available, book-entry) delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to the Custodian, together with all such certifications, payments (including, without limitation, amounts in respect of any applicable transfer taxes and the fees and charges of the Depositary set forth herein) and evidence of such payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary so requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approvals have been waived or granted by any governmental or quasi-governmental body in the Republic of Ecuador, including, without limitation, any such body which is then performing the function of regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian, the Depositary, the Trustee or their respective nominees of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the

Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary. If the Shares are registered in the name of the person on whose behalf they are presented for deposit, the Depositary shall also require a proxy or proxies entitling the Custodian to exercise voting rights in respect of such Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian, the Trustee or any nominee of either of them.

                  Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary, the Custodian, the Trustee or their respective nominees at the cost and expense of the person making such deposit (or for whose benefit such deposit is made).

                  Notwithstanding anything herein to the contrary, the Depositary shall have no obligation to accept Shares for deposit hereunder from any person or entity identified by the Company as holding Restricted Securities.

                  Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine. Without limiting the generality of the foregoing, the Depositary may direct the Custodian to deposit the Deposited Securities into a trust established under the laws of the Republic of Ecuador for the benefit of Holders and Beneficial Owners of ADSs. The Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit any fractional Shares nor a number of Shares which upon application of the ADS to Shares ratio would give rise to fractional ADSs.

                  SECTION 2.04. EXECUTION AND DELIVERY OF RECEIPTS. Upon receipt by any Custodian of any deposit pursuant to Section 2.03 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary, the Custodian, the Trustee or their respective nominees), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian (or if applicable the Trustee), the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes (including, without limitation, amounts in respect of any applicable transfer taxes) and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

                  Nothing in this Section shall be interpreted to prohibit Pre-Release as defined in Section 2.10 hereof.

                  SECTION 2.05. TRANSFER OF RECEIPTS; COMBINATION AND SPLIT-UP OF RECEIPTS. The Depositary, subject to the terms and conditions of this Deposit Agreement shall register transfers of Receipts on its transfer books, as promptly as practicable, upon any surrender of a Receipt at the Corporate Trust Office of the Depositary, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

                  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

                  The Depositary may, after consultation with the Company, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary.

                  SECTION 2.06. SURRENDER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES. Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fees of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Company's Bylaws, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, at the principal office of the Custodian of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by (a)(i) the delivery of certificates in the name of such Holder or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him or (ii) book-entry transfer (if available) of Shares represented by the American Depositary Shares evidenced by such Receipt to an account in the name of such Holder or as ordered by him, and (b) delivery of any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

                  A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to Sections 2.07, 3.01 and 3.02 this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or other cash distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

                  The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

                  At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

                  No surrender of Receipts for the purpose of withdrawal of Deposited Securities shall be accepted unless accompanied by evidence satisfactory to the Depositary that all necessary filings have been made and approvals have been obtained (or in each case, have been properly waived) under the laws of the Republic of Ecuador.

                  SECTION 2.07. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS. As a condition precedent to the execution and delivery, registration, registration of IPTS. transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian or the Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax (including, without limitation, amounts in respect of any applicable transfer taxes) or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature, may require proof of compliance with any applicable notice, consent or other requirements relating to the acquisition of securities of Ecuadorian companies, and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement and applicable law, including, without limitation, this
Section 2.07.

                  The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts or the combination or split-ups of Receipts, generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company in their reasonable discretion at any time or from time to time because of any requirement of law or of any government or quasi-governmental body or commission or any securities exchange or automated quotation system on which the American Depositary Shares may be listed, or under any provision of this Deposit Agreement or the Receipts, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended, only as permitted in General Instruction I.A.(1) to Form F-6 (as such instructions may be amended from time to time) in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

                  SECTION 2.08. LOST RECEIPTS, ETC. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt at the expense of the Holder thereof and upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) evidence satisfactory to the Depositary of such destruction, loss or theft and of the Holder's ownership thereof, (b) furnished a sufficient indemnity bond and (c) satisfied any other reasonable requirements imposed by the Depositary.

                  SECTION 2.09. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.

                  SECTION 2.10. PRE-RELEASE OF RECEIPTS. The Depositary may issue Receipts against evidence of the right to receive Shares from the Company. No such issuance of Receipts shall be deemed a Pre-Release (as defined below). Notwithstanding Section 2.04 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.03 (a "Pre-Release"). The Depositary may, pursuant to Section 2.06, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be,
(b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; PROVIDED, HOWEVER, that the Depositary reserves the right to change or disregard such limit from time to time as it reasonably deems appropriate, and may change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary reasonably deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

                  The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

                  SECTION 2.11. MAINTENANCE OF RECORDS. The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.06, substitute Receipts delivered under Section 2.08, and of cancelled or destroyed Receipts under Section 2.09, in accordance with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.

                                   ARTICLE 3

                       CERTAIN OBLIGATIONS OF HOLDERS AND
                          BENEFICIAL OWNERS OF RECEIPTS

                  SECTION 3.01. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any person presenting Shares for deposit or any Holder or Beneficial Owner of a Receipt may be required from time to time (i) to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, or any other information the Custodian, the Depositary, the Company or the Trustee may deem necessary or appropriate as evidence of compliance with all applicable laws and regulations, and (ii) to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or appropriate. Any such person shall be required to comply with requests by the Company for information as to the capacity in which such person owns Receipts and Shares, the identity of any other person interested in any such Receipt or Share, and the nature of such interest. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or, subject to the terms of Section 7.08 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the Depositary's reasonable satisfaction.

                  SECTION 3.02. LIABILITY OF HOLDERS OR BENEFICIAL OWNERS FOR TAXES. If any tax (including, without limitation, any transfer taxes) or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer (or any combination or split-up) of such Receipt or, subject to the terms of Section 7.08 hereof, any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder or Beneficial Owner of such Receipt shall remain liable for any deficiency.

                  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

                  SECTION 3.03. REPRESENTATIONS AND WARRANTIES ON DEPOSIT OF SHARES. Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are duly authorized, validly issued, fully paid, non-assessable, legally obtained by such person, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares are (a) not Restricted Securities and (b) not subject to any unfulfilled requirements of Ecuadorian law. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares and in their sole and absolute discretion, to take any and all actions necessary to correct the consequences thereof.

                  SECTION 3.04. DISCLOSURE OF INTERESTS. Notwithstanding any other provision of this Deposit Agreement, the Bylaws of the Company or applicable Ecuadorian law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company may request pursuant to Ecuadorian law (including, without limitation, the Ecuadorian Civil Code, the Ecuadorian Commercial Code and the Ecuadorian Ley de Companias (Companies' Law), any applicable law of the United States, the Company's Bylaws, any resolutions of the Company's Board of Directors adopted pursuant to such Bylaws, the requirements of any markets or exchanges upon which the ADSs or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or Receipts may be transferred, and (b) be bound by and subject to applicable provisions of the Ecuadorian laws, the Bylaws of the Company and the requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly.

                  Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the Company may, in the Company's sole discretion, result in the withholding of certain rights in respect of such Holder or Beneficial Owner's American Depositary Shares (including voting rights and certain rights as to dividends in respect of the Shares represented by such American Depositary Shares). The Depositary agrees to comply with any instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

                  In the event that the Company determines that there has been a failure to comply with the applicable requirements under Ecuadorian law and the Company's Bylaws applicable to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant Ecuadorian law by a court of competent jurisdiction, or pursuant to the Company's Bylaws by the Company, the Company shall inform the Depositary thereof. The Company may, from time to time, in its discretion but subject to applicable law, instruct the Depositary to take action with respect to such sanctions, including but not limited to the refusal by the Depositary to take into account any voting instructions received in respect of the ADSs representing such Deposited Securities, if and to the extent that such refusal is permitted by applicable law. The

Depositary shall, at the sole expense of the Company, use its reasonable efforts to comply with the reasonable written instructions of the Company as provided in this Section. The Depositary shall have no liability for any action taken in accordance with such instructions.

                                   ARTICLE 4

                            THE DEPOSITED SECURITIES

                  SECTION 4.01. CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall establish an ADS Record Date pursuant to
Section 4.06 hereof and shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars (if not paid in Dollars), as promptly as practicable, and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09 and any taxes or other governmental charges paid in conjunction with such conversion), as promptly as practicable, to the Holders as of the ADS Record Date, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; PROVIDED, HOWEVER, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Holder of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto, and any balance not so distributable shall be retained by the Depositary (without liability for interest thereon) for inclusion with funds received by the Depositary thereafter in respect of the Deposited Securities for distribution to Holders of Receipts then outstanding. The Company or its agent will remit to the appropriate governmental agency in Ecuador all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies. The Company shall, if so requested, provide to the Depositary evidence of the payment to the applicable governmental body of any amounts withheld on account of taxes. The Depositary or the Company or their respective agents may (but shall not be obligated to) file any reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

                  SECTION 4.02. DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS. Subject to the provisions of Sections 4.12 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall establish an ADS Record Date pursuant to the terms of Section 4.06 hereof, and shall cause the securities or property received by it to be distributed as promptly as practicable to the Holders as of the ADS Record Date, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; PROVIDED, HOWEVER, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09 and any taxes or other governmental charges paid in conjunction with such sale or distribution) shall be distributed by the Depositary to the Holders entitled thereto, all in the manner and subject to the conditions described in Section 4.01.

                  SECTION 4.03. DISTRIBUTIONS IN SHARES. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary shall establish an ADS Record Date pursuant to the terms of Section 4.06 hereof, and may, and will if the Company so requests, distribute as promptly as practicable to the Holders of outstanding Receipts as of the ADS Record Date, in proportion to the number of American Depositary Shares held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.12 and the payment of the fees and expenses of the Depositary as provided in Section 5.09. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act. In lieu of delivering Receipts for fractional American Depositary Shares the Depositary may, in its discretion, sell the amount of Shares represented by the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale in accordance with Section
4.01. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

                  SECTION 4.04. RIGHTS. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, upon receipt of timely notice thereof and after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights, the Depositary determines in its reasonable discretion that it is lawful and practicable to make such rights available to all or certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and practicable, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

                  In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Shares evidenced by the American Depositary Shares held by such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that the Company has elected in its sole discretion to permit such rights to be exercised.

                  If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.03 of this Deposit Agreement, and shall, pursuant to Section 2.04 of this Deposit Agreement, execute and deliver Receipts to such Holder.

                  If the Depositary determines in its reasonable discretion that it is not lawful and feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise. Any such proceeds shall be distributed in accordance with Section 4.01 hereof.

                  The Depositary will not distribute rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Holders or are registered under the provisions of such Act; PROVIDED, that nothing in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company or the Depositary to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion acceptable to it from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

                  Subject to Section 5.03 of this Deposit Agreement, the Depositary shall not be responsible for any good faith failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

                  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.

                  SECTION 4.05. CONVERSION OF FOREIGN CURRENCY. Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars and such Dollars (net of any fees, expenses, taxes or other governmental charges incurred in the process of such conversion) shall be distributed, as promptly as practicable, to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

                  If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license, if any, as it may deem necessary. Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

                  If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not readily obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may in its discretion, but subject to applicable laws and regulations, either (i) distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to the Holders entitled to receive such foreign currency, or (ii) hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

                  If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion, but subject to applicable laws and regulations, either (i) make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and (ii) distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

                  SECTION 4.06. FIXING OF ADS RECORD DATE. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (the "ADS Record Date") as close as practicable to the record date fixed by the Company with respect to the Shares (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) to act in respect of any other matter or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections
4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders at close of business in New York on such ADS Record Date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

                  SECTION 4.07. VOTING OF DEPOSITED SECURITIES. Holders of Shares are not entitled to vote except with respect to any proposed change to the terms and rights of the Shares (including, without limitation, the right to receive dividends, liquidation rights and statutory preemption rights). The Company agrees to timely advise the Depositary of any such changes to the terms and rights of the Shares. Upon receipt of timely notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall establish an ADS Record Date pursuant to the terms of Section 4.06, and, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders a notice in English, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or solicitation of consent or proxy) received by the Depositary from the Company, (b) a statement that the Holders as of the ADS Record Date will be entitled, subject to any applicable provision of Ecuadorian law, the terms of this Deposit Agreement and of the Bylaws of the Company, to instruct the Depositary as to the exercise of the voting rights (or rights to consent or to grant a proxy) pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such voting instructions may be given. Upon the written instruction of a Holder as of such ADS Record Date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt(s) in accordance with the instructions set forth in such request. Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting, vote any number of Shares other than an integral number thereof, or vote Shares in a manner that would be inconsistent with any applicable law. Notwithstanding anything to the contrary in this Deposit Agreement, if the Depositary is notified by the Company that applicable law prohibits the Depositary, the Custodian, or the nominee(s) of either of them (if any), as the holder of the Deposited Securities, from voting less than all of the Shares registered in its name in the same manner, (i) the Depositary shall provide notice thereof to all Holders as of the ADS Record Date in the statement identified in (b) above, and (ii) Holders of ADSs shall be deemed, and the Depositary shall deem such Holders, to have instructed the Depositary to vote all of the Deposited Securities in accordance with the voting instructions received in respect of the majority of ADSs for which voting instructions have been received from the Holders of ADSs. Voting instructions in respect of any ADS shall be deemed to have been received only if received in accordance with the terms of this Deposit Agreement. The Company agrees to provide timely notice to the Depositary enabling the timely notification of Holders in the statement identified in (b) above as to limitations on the ability of the Depositary to vote Deposited Securities in accordance with instructions from Holders.

                  SECTION 4.08. CHANGES AFFECTING DEPOSITED SECURITIES. In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall, to the extent permitted by applicable laws, be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall (to the extent permitted by applicable law) thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, but shall not without first receiving from counsel of Company an opinion, which shall be satisfactory to the Depositary, that such execution and delivery would not violate any applicable law or regulation, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

                  SECTION 4.09. AVAILABLE INFORMATION. The Company is subject to the reporting requirements of the Securities Act of 1934 applicable to foreign private issuers and, in accordance therewith, files reports and other information with the Commission. Such information may be inspected by Holders or Beneficial Owners of Receipts and copied at public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W.(Room 1024), Washington, D.C. 20549.

                  SECTION 4.10. REPORTS. The Depositary shall make available for inspection by Holders at its Corporate Trust Office any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary, the Custodian, or the Trustee (or their respective nominees) as the holder of the Deposited

Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Holders copies of such reports and communications when furnished by the Company pursuant to
Section 5.06.

                  SECTION 4.11. LISTS OF HOLDERS. Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

                  SECTION 4.12. WITHHOLDING. The Company shall remit to the appropriate governmental authority or agency any amounts required to be withheld by the Company and owing to such governmental authority or agency. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall withhold the amount required to be withheld and may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

                  SECTION 4.13. TAXATION. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company and its agents may (but shall not be obligated to) file such reports as are necessary to reduce or eliminate applicable taxes on distributions in respect of Deposited Securities on dividends and other benefits under applicable tax treaties for the Holders and Beneficial Owners. Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and of beneficial ownership (where applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary may deem necessary or proper to fulfill the Depositary's obligations under applicable law. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

                  The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment

Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

                                   ARTICLE 5

                 THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

                  SECTION 5.01. MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE DEPOSITARY. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

                  The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

                  The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                  If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, upon written notice to the Company, appoint a Registrar or one or more co-Registrars for registry of such Receipts in accordance with any requirements of such stock exchange or exchanges or automated quotation system or systems.

                  SECTION 5.02. PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE COMPANY. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or Affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Republic of Ecuador, including, without limitation, any provision of the Commercial Code or of the Civil Code, or any other country, or of any governmental or regulatory authority, stock exchange or automated quotation system, or by reason of any provision, present or future, of the Bylaws of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or Affiliates incur any liability to any Holder or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit

Agreement. Neither the Depositary nor the Company shall incur any liability in the case that any or all holders of Deposited Securities benefit from any distribution, offering, right or other benefit which is not, under the terms of this Deposit Agreement, made available to any or all Holder(s) or Beneficial Owners of American Depositary Shares issued hereunder. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or an event described in Section 4.08 of this Deposit Agreement, for any other reason, a distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

                  SECTION 5.03. OBLIGATIONS OF THE DEPOSITARY AND THE COMPANY. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

                  The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to any Holder or Beneficial Owner or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

                  Without limitation of the foregoing, neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless an indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

                  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed to be genuine and to have been signed or presented by the proper party or parties.

                  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

                  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is without negligence and in good faith and in accordance with the terms of the Deposit Agreement.

                  The Custodian and the Depositary (and any of their Affiliates) may own and deal in any class of securities of the Company (and any of its Affiliates) and in Receipts.

                  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

                  SECTION 5.04. RESIGNATION AND REMOVAL OF THE DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by at least thirty days' advance written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of (i) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided, or (ii) upon expiration of a 90 day period (commencing on the date that the resigning Depositary notifies the Company of its intent to resign) during which period a successor depositary is not appointed as contemplated in
(i) of this Section (whereupon the Depositary shall be entitled to take actions as contemplated in Section 6.02).

                  The Depositary may at any time be removed by the Company by at least thirty days' advance written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver such documents and instruments as may be reasonably requested by the Company in order to transfer to such successor all rights and powers of such predecessor hereunder (except as contemplated by Sections 5.08 and 5.09), shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

                  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

                  SECTION 5.05. CUSTODIANS. The Depositary may from time to time appoint one or more entities as Custodian. The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it, and any rewards pertaining thereto, to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

                  Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

                  SECTION 5.06. NOTICES AND REPORTS. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian and to the Depositary a copy of the notice thereof (in the English language) in the form given or to be given to holders of Shares or other Deposited Securities.

                  The Company will also promptly transmit to the Depositary (i) summaries in English or English-language versions of any reports, notices and other communications that are generally transmitted by the Company to holders of its Shares or other Deposited Securities, (ii) English-language versions of the Company's annual and semi-annual reports in each case prepared in accordance with the applicable requirements of the Commission.

                  If requested in writing by the Company, the Depositary will arrange for the timely mailing, at the Company's expense, of copies of such notices, reports and communications to all Holders. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

                  SECTION 5.07. ISSUANCE OF ADDITIONAL SHARES, ADSs, ETC. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares,
(v) an elective
dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Exchange Act or the securities laws of the states of the United States). In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act (and the securities laws of the states of the United States) to be in effect or (2) is exempt from the registration requirements of the Securities Act (and the securities laws of the states of the United States) and (b) an opinion of Ecuadorian counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws of Ecuador and (2) all requisite regulatory consents and approvals have been obtained in Ecuador. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act (and the securities laws of the states of the United States).

                  The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time deposit Shares hereunder unless (i) the deposit and sale of such Shares (and the ADSs to be issued upon such deposit) have been registered under the Securities Act or (ii) an exemption from the registration requirements of the Securities Act is available.

                  SECTION 5.08. INDEMNIFICATION; REIMBURSEMENT. The Company agrees to indemnify the Depositary, its directors, employees, agents and Affiliates and any Custodian against, and hold each of them harmless from, any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of (a) any acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and Affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and Affiliates or (b) any offer or sale of Receipts, ADSs or Shares or any registration statement under the Securities Act in respect thereof, except to the extent such loss, liability or expense arises out of information (or omission from information) provided to the Commission by the Depositary or Custodian expressly for use in a registration statement under the Securities Act.

                  The Depositary agrees to indemnify the Company, its directors, employees, agents and Affiliates against, and hold them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or the Custodian, or by the employees, directors and Affiliates of either of them, due to their negligence or bad faith.

                  The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person (as hereinafter defined).

                  Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

                  SECTION 5.09. CHARGES OF DEPOSITARY. The Company agrees to pay or reimburse the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary. The right of the Depositary to receive payment and/or reimbursements under this Section 5.09 shall survive the termination of this Deposit Agreement.

                  The following charges shall be incurred by the Holders and Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever is applicable: (1) taxes (including, without limitation, any amounts in respect of any applicable stamp tax and other governmental charges), (2) such transfer or registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.04, 4.04 and 4.08 and the surrender of Receipts pursuant to Section 2.06 or
6.02 (except in the case of the
execution an delivery of Receipts upon the issuance of stock dividend for which no such fee shall be payable), (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement (other than as a cash dividend), (7) a fee of $1.50 per Receipt or Receipts for transfers made pursuant to Section 2.05 and (8) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders.

                  The Depositary and its Affiliates, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its Affiliates and in Receipts.

                  SECTION 5.10. RETENTION OF DEPOSITARY DOCUMENTS. The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

                  SECTION 5.11. EXCLUSIVITY. The Company agrees not to appoint any other depositary for issuance of american depositary receipts so long as Bankers Trust Company is acting as Depositary hereunder.

                  SECTION 5.12. LIST OF RESTRICTED SECURITIES HOLDERS. From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon. The Company agrees to notify in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder, except in accordance with the following sentence. No person or entity so listed shall deposit any Shares hereunder unless such person or entity delivers an opinion on which the Depositary may rely, satisfactory to the Depositary, from recognized U.S. counsel for the Company and related certificates, in such form as may be agreed between the Company and the Depositary, that upon deposit of such Shares, such Shares and the Receipts issued in respect thereof will not be "restricted securities" within the meaning of Rule 144 (a)(3) under the Securities Act and shall be tradable without restriction.

                  SECTION 5.13. THE TRUST AGREEMENT. Each Holder and Beneficial Owner by acceptance of a Receipt issued in accordance with the terms hereof, or any beneficial interest therein (i) acknowledges that the Depositary has legal title to Deposited Securities represented by such Receipts and (ii) authorizes the Depositary to enter into, execute and extend a Trust Agreement at any time and from time to time, if and when necessary, in order to comply with the requirements of applicable laws. In the event that, under the terms of the Trust Agreement, the Depositary and the Trustee hold joint legal title to any Deposited Securities represented by Receipts, the Depositary shall have full power and authority over any Deposited Securities so held, subject to the terms of this Deposit Agreement, and the Trustee shall agree to act in accordance with the Depositary's directions and instructions with respect to such Deposited Securities. Upon execution of a Trust Agreement, notice thereof shall be given to Holders of Receipts.

                                    ARTICLE 6

                            AMENDMENT AND TERMINATION

                  SECTION 6.01. AMENDMENT. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of Holders or Beneficial Owners of Receipts. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt and the ADSs represented thereby, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder or Beneficial Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Deposit Agreement and the Receipts to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

                  SECTION 6.02. TERMINATION. The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Holders of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in
Section 5.04. On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.06, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

                                    ARTICLE 7

                                  MISCELLANEOUS

                  SECTION 7.01. COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Holder or Beneficial Owner of a Receipt during business hours.

                  SECTION 7.02. NO THIRD PARTY BENEFICIARIES. This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person (except as specifically set forth herein).

                  SECTION 7.03. SEVERABILITY. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                  SECTION 7.04. HOLDERS AND BENEFICIAL OWNERS AS PARTIES; BINDING EFFECT. The Holders and Beneficial Owners of Receipts evidencing ADSs from time to time shall be parties to this Deposit Agreement and shall be deemed to have knowledge of and be bound by all of the terms and conditions hereof and of the Receipts evidencing ADSs by acceptance thereof.

                  SECTION 7.05. NOTICES. Any and all notices to be given to the Company shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Amazonas, 6017 y Rio Coca, Quito, Ecuador, Attention: Guido Paez Puga, Vice President-Finance (Fax: 5932-469-130), or to such place as the Company may have transferred its principal office.

                  Any and all notices to be given to any Holders shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Bankers Trust Company, 4 Albany Street, New York, New York 10006, Attention: ADR Department (telephone: (212) 250-8500); facsimile number: (212) 250-5644, or any other place to which the Depositary may have transferred its Corporate Trust Office.

                  Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.

                  Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

                  SECTION 7.06. GOVERNING LAW. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York. Except as set forth in the following paragraph of this Section 7.06, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers

CT Corporation (the "Agent") now at 1633 Broadway, New York, New York 10019 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in this Section 7.06. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.06 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in
Section 7.05 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

                  Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

                  The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

                  The provisions of this Section 7.06 shall survive any termination of this Deposit Agreement, in whole or in part.

                  SECTION 7.07. ASSIGNMENT. Subject to the provisions of Section
5.04 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

                  SECTION 7.08. COMPLIANCE WITH U.S. SECURITIES LAWS. Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

                  SECTION 7.09. TITLES. All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise. The words "this Deposit Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.

                  IN WITNESS WHEREOF, CONSORCIO ECUATORIANO DE
TELECOMUNICACIONES S.A. CONECEL and BANKERS TRUST COMPANY have duly executed this Deposit Agreement as of the day and year first set forth above and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs evidenced by Receipts issued in accordance with the terms hereof.

                                      CONSORCIO ECUATORIANO DE
                                      TELECOMUNICACIONES S.A. CONECEL





                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:



                                      BANKERS TRUST COMPANY
                                           as Depositary




                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A

                           AMERICAN DEPOSITARY SHARES
                            (Each American Depositary
                      Share represents one deposited Share)


                              BANKERS TRUST COMPANY
                           AMERICAN DEPOSITARY RECEIPT
                       REPRESENTING CLASS B COMMON STOCK,
                      PAR VALUE 1,000 SUCRES PER SHARE, OF
            CONSORCIO ECUATORIANO DE TELECOMUNICACIONES S.A. CONECEL
            (INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF ECUADOR)


Bankers Trust Company as depositary (hereinafter called the "Depositary"), hereby certifies that ___________________, or registered assigns IS THE HOLDER OF _______________________

                           AMERICAN DEPOSITARY SHARES

representing Class B Common Stock, par value 1,000 Sucres per share (herein called "Share(s)") of Consorcio Ecuatoriano de Telecomunicaciones S.A. CONECEL, a corporation (SOCIEDAD ANONIMA) incorporated under the laws of the Republic of Ecuador (herein called the "Company"). At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement.

          THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS LOCATED AT
                      4 ALBANY STREET, NEW YORK, N.Y. 10006

                  1. THE DEPOSIT AGREEMENT.

                  This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of ________ _, 1998 (such Deposit Agreement as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts representing American Depositary Share(s) (herein called "ADS(s)") issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian as hereinafter defined.

                  The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

                  2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

                  Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt and payment of all taxes and payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement and the Company's Bylaws, and upon payment of related fees and charges of the Depositary as described in Paragraph 7, the Holder hereof is entitled to delivery, to him or upon his order, at the principal office of the Custodian of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities may be made by (a)(i) the delivery of certificates in the name of such Holder or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him or (ii) book-entry transfer (if available) of Shares represented by the American Depositary Shares evidenced by such Receipt to an account in the name of such Holder or as ordered by him, and (b) delivery of any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

                  A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to the terms of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or other cash distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

                  The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

                  At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

                  No surrender of Receipts for the purpose of withdrawal of Deposited Securities shall be accepted unless accompanied by evidence satisfactory to the Depositary that all necessary filings have been made and approvals have been obtained (or in each case, have been properly waived) under the laws of the Republic of Ecuador.

                  3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

                  Subject to the terms and conditions of the Deposit Agreement, the transfer of this Receipt is registerable on the books of the Depositary at its Corporate Trust Office by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Receipt duly stamped (as may be required by law), properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable taxes or other governmental charges, and duly stamped as may be required by applicable law, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. Upon satisfaction of the conditions described above, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto. This Receipt may, upon the terms and conditions of the Deposit Agreement, be split into other Receipts, or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt a sum sufficient to reimburse it for any tax (including, without limitation, amounts in respect of any applicable transfer taxes) or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require proof of compliance with any applicable notice, consent or other requirements relating to the acquisition of securities of Ecuadorian companies and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Paragraph 3.

                  The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts or the combination or split-ups of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company in their reasonable discretion at any time or from time to time because of any requirement of law or of any government or quasi-governmental body or commission or any securities exchange or automated quotation system on which the American Depositary Shares may be listed, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended, only as permitted in General Instruction I.A. (1) to Form F-6 (as such instructions may be amended from time to time) in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

                  4. LIABILITY OF HOLDER OR BENEFICIAL OWNER FOR TAXES.

                  If any tax (including, without limitation, any transfer taxes) or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer (or any combination or split-up) of this Receipt or, subject to Paragraph 23 hereof, any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder or Beneficial Owner hereof shall remain liable for any deficiency.

                  The Holder and Beneficial Owner (if any) hereof agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

                  5. REPRESENTATIONS AND WARRANTIES ON DEPOSIT OF SHARES.

                  Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are duly authorized, validly issued, fully paid, non-assessable, legally obtained by such person and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares are (a) not Restricted Securities (as defined in the Deposit Agreement) and (b) not subject to any unfulfilled requirements of Ecuadorian law. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing the Shares, and in their sole and absolute discretion, to take any and all actions necessary to correct the consequences thereof.

                  6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

                  Any person presenting Shares for deposit or any Holder or Beneficial Owner of a Receipt may be required from time to time (i) to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, or any other information the Custodian, the Depositary, the Company or the Trustee may deem necessary or appropriate as evidence of compliance with all applicable laws and regulations, and (ii) to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or appropriate. Any such person shall be required to comply with requests by the Company for information as to the capacity in which such person owns Receipts and Shares, the identity of any other person interested in any such Receipt or Share, and the nature of such interest. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or, subject to the terms of Paragraph 23 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the Depositary's reasonable satisfaction.

                  7. CHARGES OF DEPOSITARY.

                  The Company agrees to pay or reimburse the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar in accordance only with agreements in writing entered into between the Depositary and the Company from time to time. The right of the Depositary to receive payments reimbursements under this Paragraph 7 shall survive the termination of the Deposit Agreement.

                  The following charges shall be incurred by the Holders and Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Paragraph 12 hereof and to the terms of the Deposit Agreement), whichever is applicable: (1) taxes (including, without limitation, any amounts in respect of any applicable stamp tax and other governmental charges), (2) such transfer or registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Paragraph 14 hereof and to the terms of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Paragraph 14 hereof and to the terms of the Deposit Agreement and the surrender of Receipts pursuant to Paragraphs 2 and 21 hereof and he terms of the Deposit Agreement (except in the case of the execution an delivery of Receipts upon the issuance of stock dividend for which no such fee shall be payable), (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement (other than as a cash dividend), and (7) a fee for the distribution of securities pursuant to Paragraph 7 hereof and to the terms of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders.

                  8. PRE-RELEASE OF RECEIPTS.

                  Notwithstanding anything to the contrary in this Receipt or in the Deposit Agreement but subject to the terms and conditions thereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares (a "Pre-Release"). The Depositary may deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; PROVIDED, HOWEVER, that the Depositary reserves the right to change or disregard such limit from time to time as it reasonably deems appropriate, and may change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary reasonably deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

                  The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

                  9. TITLE TO RECEIPTS.

                  It is a condition of this Receipt and every successive Holder and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York (subject to satisfying the requirements of the Deposit Agreement); PROVIDED, HOWEVER, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder hereof as the absolute Holder hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes. Neither the Depositary nor the Company shall have obligation under the terms hereof or of the Deposit Agreement to any Beneficial Owner or Holder of any Receipt issued pursuant to the Deposit Agreement unless such person is registered as the Holder thereof.

                  10. VALIDITY OF RECEIPT.

                  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; PROVIDED, HOWEVER, that if a Registrar for the Receipts shall have been appointed this Receipt shall be countersigned by the manual signature of a duly authorized officer of the Registrar. Such signature of this Receipt by manual signature shall be conclusive evidence, and the only evidence, that this Receipt has been duly executed and delivered under the terms hereof, and of the Deposit Agreement.

                  11. REPORTS; INSPECTION OF TRANSFER BOOKS.

                  The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers and, in accordance therewith, files reports and other information with the Commission. Such reports may be inspected by Holders and Beneficial Owners at the public reference facilities maintained by the Commission located at Judiciary Plaza 450 Fifth Street, N.W. (Room 1024), Washington, D.C. 20549.

                  The Depositary shall make available for inspection by Holders of Receipts at its Corporate Trust Office any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary, the Custodian or the Trustee (or their respective nominees) as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of Receipts copies of such reports or communications when furnished by the Company pursuant to the Deposit Agreement.

                  The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

                  12. DIVIDENDS AND DISTRIBUTIONS.

                  Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall establish an ADS Record Date pursuant to Paragraph 15 hereof and shall, subject to this Paragraph 12, convert such dividend or distribution into Dollars (if not paid in Dollars), as promptly as practicable, and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Paragraph 7 hereof and any taxes or other governmental charges paid in conjunction with such conversion), as promptly as practicable, to the Holders as of the ADS Record Date (as herein defined), in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; PROVIDED, HOWEVER, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Holder of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto, and any balance not so distributable shall be retained by the Depositary (without liability for interest thereon) for inclusion with funds received by the Depositary thereafter in respect of the Deposited Securities for distribution to Holders of Receipts then outstanding. The Depositary or the Company or their respective agents may (but shall not be obligated to) file any reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

                  Subject to the terms of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution in cash, Shares or Rights under the terms of the Deposit Agreement the Depositary shall establish an ADS Record Date pursuant to the terms of Paragraph 15 hereof, and shall cause the securities or property received by it to be distributed as promptly as practicable to the Holders as of the ADS Record Date, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; PROVIDED, HOWEVER, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Paragraph 7 hereof and any taxes or other governmental charges paid in conjunction with such sale or distribution) shall be distributed by the Depositary to the Holders entitled thereto, all in the manner described above in this Paragraph 12.

                  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary shall establish an ADS Record Date pursuant to the terms of Paragraph 15 hereof, and may, and will if the Company so requests, distribute as promptly as practicable to the Holders of outstanding Receipts as of the ADS Record Date, in proportion to the number of American Depositary Shares held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement and of this Receipt with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in this Paragraph 12 and the payment of the fees and expenses of the Depositary as provided in Paragraph 7 hereof. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act. In lieu of delivering Receipts for fractional American Depositary Shares the Depositary may, in its discretion, sell the amount of Shares represented by the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale as if such proceeds were a cash distribution. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

                  13. RIGHTS.

                  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, upon receipt of timely notice thereof and after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its reasonable discretion that it is lawful and practicable to make such rights available to all or certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and practicable, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

                  In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Shares evidenced by the American Depositary Shares held by such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that the Company has elected in its sole discretion to permit such rights to be exercised.

                  If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to the terms of the Deposit Agreement, and shall, pursuant to the Deposit Agreement, execute and deliver Receipts to such Holder.

                  If the Depositary determines in its reasonable discretion that it is not lawful and feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the proceeds of such sales (net of the fees and expenses of the Depositary as provided in Paragraph 7 hereof and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise. Any such proceeds shall be distributed in accordance with as would a cash distribution under Paragraph 12 hereof.

                  The Depositary will not distribute rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Holders or are registered under the provisions of such Act; PROVIDED, that nothing in this Receipt or in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company or the Depositary to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion acceptable to it from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

                  Subject to Paragraph 18 hereof, the Depositary shall not be responsible for any good faith failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

                  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.

                  14. CONVERSION OF FOREIGN CURRENCY.

                  Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars and such Dollars (net of any fees, expenses, taxes or other governmental charges incurred in the process of such conversion) shall be distributed, as promptly as practicable, to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

                  If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license, if any, as it may deem necessary. Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

                  If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not readily obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may in its discretion, but subject to applicable laws and regulations, either (i) distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to the Holders entitled to receive such foreign currency, or (ii) hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

                  If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion, but subject to applicable laws and regulations, either (i) make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and (ii) distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

                  15. RECORD DATES.

                  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (the "ADS Record Date") as close as practicable to the record date fixed by the Company with respect to the Shares (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or
(iii) to act in respect of any other matter or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to Paragraph 12 hereof and to the provisions of the Deposit Agreement, the Holders at close of business in New York on such ADS Record Date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

                  16. VOTING OF DEPOSITED SECURITIES.

                  Holders of Shares are not entitled to vote except with respect to any proposed change to the terms and rights of the Shares (including, without limitation, the right to receive dividends, liquidation rights and statutory preemption rights). The Company agrees to timely advise the Depositary of any such changes to the terms and rights of the Shares. Upon receipt of timely notice of any meeting of holders of Shares or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall establish an ADS Record Date pursuant to Paragraph 15 hereof and shall, as soon as practicable thereafter and if requested in writing by the Company, mail to the Holders of Receipts as of the ADS Record Date a notice in English, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or solicitation of consent or proxy) received by the Depositary from the Company,
(b) a statement that the Holders of Receipts as of the ADS Record Date will be entitled, subject to any applicable provision of Ecuadorian law, terms of the Deposit Agreement and of the Bylaws of the Company, to instruct the Depositary as to the exercise of the voting rights (or rights to consent to or to grant a proxy) pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such voting instructions may be given. Upon the written instruction of a Holder of a Receipt as of such ADS Record Date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt(s) in accordance with the instructions set forth in such voting instructions.

Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting, vote any Shares other than an integral number thereof, or vote Shares in a manner that would be inconsistent with applicable law. Notwithstanding anything to the contrary in this Deposit Agreement, if the Depositary is notified by the Company that applicable law prohibits the Depositary, the Custodian, or the nominee(s) of either of them (if any), as the holder of the Deposited Securities, from voting less than all of the Shares registered in its name in the same manner, (i) the Depositary shall provide notice thereof to all Holders as of the ADS Record Date in the statement identified in (b) above, and (ii) Holders of ADSs shall be deemed, and the Depositary shall deem such Holders, to have instructed the Depositary to vote all of the Deposited Securities in accordance with the voting instructions received in respect of the majority of ADSs for which voting instructions have been received from the Holders of ADSs. Voting instructions in respect of any ADS shall be deemed to have been received only if received in accordance with the terms of this Deposit Agreement. The Company agrees to provide timely notice to the Depositary enabling the timely notification of Holders in the statement identified in (b) above as to limitations on the ability of the Depositary to vote Deposited Securities in accordance with instructions from Holders.

                  17. CHANGES AFFECTING DEPOSITED SECURITIES.

                  In circumstances other than a distribution in Shares, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall, to the extent permitted by applicable laws, be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall (to the extent permitted by law) thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, but shall not without first receiving from counsel of Company an opinion, which shall be satisfactory to the Depositary, that such delivery would not violate any applicable law or regulation, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

                  18. LIABILITY OF THE COMPANY AND DEPOSITARY.

                  Neither the Depositary nor the Company nor any of their respective directors, employees, agents or Affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Republic of Ecuador including, without limitation, any provision of the Ecuadorian Civil Code or of the Ecuadorian Commercial Code, or any other country, or of any governmental or regulatory authority, stock exchange or automated quotation system, or by reason of any provision, present or future, of the Bylaws of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or Affiliates incur any liability to any Holder or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Neither the Depositary nor the Company shall incur any liability in the case that any or all holders of Deposited Securities benefit from any distribution, offering, right or other benefit which is not, under the terms of the Deposit Agreement, made available to any or all Holder(s) or Beneficial Owners of American Depositary Shares issued hereunder. Where, by the terms of a distribution pursuant to the terms of the Deposit Agreement, or an offering or distribution pursuant to the terms of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

                  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, employees, agents and Affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel, but excluding any form of tax, fee, or other governmental charge upon any stock transfer or registration owed by any party other than the Company which shall be reimbursed only as provided in the penultimate sentence of this paragraph) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and Affiliates, except for any liability or expense arising out of the negligence or bad faith of either of the m, or (ii) by the Company or any of its directors, employees, agents and Affiliates.

                  19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

                  The Depositary may at any time resign as Depositary hereunder by at least thirty days' advance written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of
(i) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided, or (ii) upon expiration of a 90 day period (commencing on the date that the resigning Depositary notifies the Company of its intent to resign) during which time period a successor depositary is not appointed as contemplated in (i) of this Paragraph.

                  The Depositary may at any time be removed by the Company by at least thirty days' advance written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, except as contemplated in Paragraph 7 hereof and in the Deposit Agreement, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

                  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

                  The Depositary may from time to time appoint one or more entities as Custodian. The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it, and any rewards pertaining thereto, to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to



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the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

                  20. AMENDMENT.

                  This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holder or Beneficial Owner hereof. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of the Holder hereof shall, however, not become effective as to this Receipt until the expiration of thirty days after notice of such amendment shall have been given to the Holder hereof. The Holder and Beneficial Owner hereof agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold this Receipt and the ADSs represented thereby, to consent and agree to such amendment and to be bound by this Receipt and by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder or Beneficial Owner of this Receipt to surrender this Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require the amendment or supplement of this Receipt or of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Receipt and Deposit Agreement at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement hereof or of Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

                  21. TERMINATION OF DEPOSIT AGREEMENT.

                  The Depositary shall, at any time at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Holders of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Paragraph 19. On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary,


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

(b) payment of the fee of the Depositary for the surrender of Receipts referred to in Paragraph 2, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the terms of the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for certain obligations to the Depositary described therein.

                  22. DISCLOSURE OF INTERESTS; OWNERSHIP RESTRICTIONS.

                  Notwithstanding any other provision of the Deposit Agreement or of this Receipt, the Bylaws of the Company or applicable Ecuadorian law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company may request pursuant to Ecuadorian law (including, without limitation, the Civil Code, the Commercial Code and the Ecuadorian Ley de Companias (Companies' Law), any applicable law of the United States, the Company's Bylaws, any resolutions of the Company's Board of Directors adopted pursuant to such Bylaws, the requirements of any markets or exchanges upon which the ADSs or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or Receipts may be transferred, and (b) be bound by and subject to applicable provisions of the Ecuadorian laws, the Bylaws of the Company and the requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly.

                  Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the Company may, in the Company's sole discretion, result in the withholding of certain rights in respect of such Holder or Beneficial Owner's American Depositary Shares (including voting rights and certain rights as to dividends in respect of the Shares represented by such American Depositary Shares). The Depositary agrees to comply with any instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

                  In the event that the Company determines that there has been a failure to comply with the applicable requirements with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant Ecuadorian law by a court of competent jurisdiction or the Company's Bylaws by the Company, the Company shall so notify the Depositary, giving details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities. The Depositary shall have no liability for any action taken in accordance with such instructions.

                  23. COMPLIANCE WITH U.S. LAWS.

                  Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A. (1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.







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